UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 9, 2020

THE J. M. SMUCKER COMPANY

(Exact name of registrant as specified in its charter)

Ohio	001-05111	34-0538550
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Strawberry Lane Orrville, Ohio	44667-0280
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (330) 682-3000

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common shares, no par value	SJM	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 ((§240.12b-2 of this chapter).

Emerging Growth Company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 1.01	Entry into a Material Definitive Agreement.

On March 9, 2020, The J. M. Smucker Company (the “Company”) closed its offering of $500.0 million aggregate principal amount of 2.375% Notes due 2030 (the “2030 Notes”) and $300.0 million aggregate principal amount of 3.550% Notes due 2050 (the “2050 Notes” and, together with the 2030 Notes, the “Notes”) pursuant to an Underwriting Agreement (the “Underwriting Agreement”) with BofA Securities, Inc. and J.P. Morgan Securities LLC, as representatives of the several underwriters named in Schedule 1 annexed thereto (collectively, the “Underwriters”).

In connection with the closing, on March 9, 2020, the Company issued and sold to the Underwriters the Notes pursuant to the Underwriting Agreement.

The Notes are governed by the Indenture, dated as of March 20, 2015 (the “Base Indenture”), between the Company and U.S. Bank National Association (the “Trustee”), as supplemented by the Third Supplemental Indenture, dated as of March 9, 2020, by and between the Company and the Trustee (the “Third Supplemental Indenture”). The Base Indenture and the Third Supplemental Indenture are referred to herein collectively as the “Indenture.”

Interest on the 2030 Notes will accrue from March 9, 2020 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2020, at a rate of 2.375% per year. The 2030 Notes mature on March 15, 2030.

Interest on the 2050 Notes will accrue from March 9, 2020 and will be payable semiannually in arrears on March 15 and September 15 of each year, beginning September 15, 2020, at a rate of 3.550% per year. The 2050 Notes mature on March 15, 2050.

The Indenture contains certain restrictions, including a limitation that restricts the Company’s ability, and the ability of certain of its subsidiaries, to incur certain debt for borrowed money secured by liens and to engage in certain sale and leaseback transactions. The Indenture also restricts the ability of the Company, and the ability of certain of its subsidiaries, to sell all or substantially all of their assets or merge or consolidate with or into other companies, and requires the Company to offer to repurchase the Notes upon certain change of control events.

The foregoing description of the material terms of the Third Supplemental Indenture is qualified in its entirety by reference to the Third Supplemental Indenture which is filed herewith as Exhibit 4.1 and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

Exhibit

4.1	Third Supplemental Indenture, dated as of March 9, 2020, between the Company and U.S. Bank National Association.

104	The cover page of this Current Report on Form 8-K, formatted in Inline XBRL.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE J. M. SMUCKER COMPANY

Date: March 10, 2020

	By:	/s/ Jeannette L. Knudsen
Jeannette L. Knudsen
Chief Legal and Compliance Officer and Secretary

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